Exhibit 10.58

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT is dated as of January 13, 2004 (this “Amendment”) and entered into by and among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc., and General Motors Corporation (collectively, the “Parties,” and each, a “Party”).

WITNESSETH:

WHEREAS, the Parties have entered into a Credit Agreement dated as of January 28, 2003 (the “Original Agreement”); providing for advances in an aggregate maximum principal amount of $100,000,000;

WHEREAS, the Parties desire to amend the Original Agreement pursuant to the terms hereof to provide, among other things, for a change in the interest rate, a change in the interest payment dates, and a right to reborrow any amounts that are voluntarily prepaid from time to time; and

WHEREAS, certain capitalized terms used herein without definition shall have the respective meanings set forth in the Original Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

AMENDMENTS

1.1 Deletion of Certain Definitions. Section 1.1 of the Original Agreement is amended by deleting the following definitions: “Quarterly Date”, and “Quarterly Period”.

1.2 Amendments to Existing Definitions. Section 1.1 of the Original Agreement is amended by amending and restating the following definitions in their entirety:

“Applicable Margin” means a rate per annum equal to (i) 10%, for periods or portions thereof ending prior to January 1, 2004, and (ii) 8%, for periods or portions thereof commencing on or after January 1, 2004.

“Fair Market Value” means, with respect to the Class A Common Stock on any Interest Payment Date, the last reported sale price during regular trading hours on the date in question (or, if there is no reported sale on such date, the mean between the last high bid and low asked quotations on such date) of one share of Class A Common Stock on the principal exchange or the Nasdaq National Market on which the shares of Class A Common Stock are then listed for trading, as the case may be, or if the shares of Class A Common Stock are not listed for trading on any exchange or on the Nasdaq National Market or any similar system then in use, the mean between the closing high bid and low asked quotations of one share on the date in question as reported by Nasdaq or any similar quotation system then in use, or, if no such quotations are available, the fair market value on such date of one share of Class A Common Stock as the board of directors of Holdings shall determine in good faith.

“Interest Payment Date” means June 30, 2003, December 31, 2003, and the 26th day of January and the 26th day of July of each calendar year, beginning on July 26, 2004; provided that (i) if any Interest Payment Date is not a Business Day, the Interest Payment Date will be deferred until the next succeeding Business Day and (ii) if any Interest Payment Date would occur after the Maturity Date, such Interest Payment Date shall be the Maturity Date.

“Interest Rate” means for any day during an Interest Period, a rate per annum equal to the LIBOR Rate in effect for such Interest Period plus the Applicable Margin.

“LIBOR Rate” means, for each Interest Period, the rate that is reported on the Interest Payment Date on which such Interest Period commences as the 6-month London Interbank Offered Rate in The Wall Street Journal’s listing of Money Rates, or if such newspaper shall have ceased publishing, then in any successor publication designated by the Lender.

1.3 Addition of New Definition. Section 1.1 of the Original Agreement is amended by inserting the following new definition in alphabetical order:

“Interest Period” means each period commencing on and including an Interest Payment Date through, but not including, the next following Interest Payment Date.

1.4 Amendment to Section 2.3(a). Section 2.3(a) of the Original Agreement is amended by amending and restating such Section in its entirety to read as follows:

“(a) Interest Accrual. Interest shall accrue at the Interest Rate on a daily basis during each Interest Period on the unpaid principal amount of all Advances and shall be payable in arrears on each Interest Payment Date.”

1.5 Amendment to Section 2.6(a). Section 2.6(a) of the Original Agreement is amended by inserting the following new sentence at the end thereof:

“Any Advances prepaid pursuant to this Section 2.6(a) shall not reduce the Loan Commitment and, within the limits of such Loan Commitment, amounts of Advances so prepaid may be reborrowed pursuant to Section 2.1 hereof.”

1.6 Amendment to Section 2.6(c). Section 2.6(c) of the Original Agreement is amended by amending and restating such Section in its entirety to read as follows:

“(c) Loan Commitment Termination. Any amounts prepaid pursuant to Section 2.6(b) shall permanently reduce the Loan Commitment by an equal amount and may not be reborrowed.”

1.7 Amendment to Section 3.3. Section 3.3 of the Original Agreement is amended by amending and restating such Section in its entirety to read as follows:

“Upon the payment and satisfaction in full of all Obligations of the Borrowers under this Agreement and termination of the Loan Commitment, the Lender shall, at the request of either Borrower, promptly deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full and such Loan Commitment has been terminated, and instruct the Collateral Agent to release all rights and interests of the Lender with respect to the Liens under the Security Agreements.”

ARTICLE II

MISCELLANEOUS

2.1 Original Agreement. Except as specifically amended hereby, the Original Agreement, shall continue to be in full force and effect and is hereby ratified by the Parties.

2.2 Effectiveness. This Amendment shall become effective only on the date on which XM Satellite Radio, Inc. and XM Satellite Radio Holdings, Inc. (collectively, the “XM Parties”) have obtained all necessary approvals from stockholders and/or note holders, given all requested notices, etc. (collectively, the “Approvals”) such that the effectiveness of this Amendment would not cause a default under any contract, agreement, document or instrument to which either of the XM Parties is a party or to which it is subject. Without limiting the foregoing, the XM Parties shall provide written notice to Lender once all such Approvals are obtained for this Amendment; provided that any delay in giving such notice shall not delay the effectiveness of this Amendment unless Lender is materially prejudiced by the delay in such notice. The XM Parties agree to use commercially reasonable best efforts to obtain such Approvals.

2.3 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK OR THE CORPORATE LAWS OF THE STATE OF DELAWARE, AS APPLICABLE, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PROVISIONS THEREOF OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402.

2.4 Counterparts. This Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the date first written above.

XM SATELLITE RADIO INC.

Name:
Title:

XM SATELLITE RADIO HOLDINGS INC.

Name:
Title:

GENERAL MOTORS CORPORATION

Name:
Title:

The undersigned Subsidiary Guarantor acknowledges and consents to the foregoing First Amendment to Credit Agreement, by and among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc. and General Motors Corporation as of the date first above written.

XM EQUIPMENT LEASING LLC

Name:
Title: